NATIONAL TECHNICAL SYSTEMS, INC.
                             24007 Ventura Boulevard
                           Calabasas, California 91302

                            -------------------------

                            NOTICE OF ANNUAL MEETING
                            ------------------------

To the Shareholders:

            Notice is hereby given that the annual meeting of shareholders of National Technical Systems, Inc., a California corporation, will be held at the Company's Culver City Facility, 5730 Buckingham Parkway, Culver City, California, 90230, on Wednesday, June 27, 2001 at 10:00 a.m. for the purpose of considering and acting upon the following:

            1.    To elect four directors for terms expiring in 2004;

            2. To ratify Ernst & Young LLP as auditors for the year ending January 31, 2002; and

            3. To transact such other business and to consider and take action upon any and all matters that may properly come before the meeting or any adjournment or adjournments thereof. Management has no information of any such other matters.

            Pursuant to the provisions of the Company's Bylaws, the Board of Directors has fixed the close of business on May 14, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

            Financial information concerning the Company is contained in the Annual Report for the fiscal year ended January 31, 2001, which accompanies this Notice of Annual Meeting.

            If you are unable to attend the meeting in person, please execute the enclosed Proxy and return it in the enclosed self-addressed, stamped envelope. If you later find that you can be present, you may, if you wish, vote in person, or you may revoke your proxy or file a new proxy bearing a later date with the Secretary at any time before the voting.

                                          By Order of the Board of Directors

                                                Andrea Korfin
                                                Secretary
Dated: May 25, 2001

                        NATIONAL TECHNICAL SYSTEMS, INC.
                            24007 Ventura Boulevard,
                           Calabasas, California 91302
                              ---------------------
                                 PROXY STATEMENT
                              ---------------------

                                  SOLICITATION


            The accompanying Proxy is solicited by the Board of Directors for use at the annual meeting of shareholders to be held on Wednesday, June 27, 2001, or any adjournment thereof. A Proxy may be revoked by the person giving it at any time before it is exercised, either by giving another proxy bearing a later date or by notifying the Secretary of the Company in writing of such revocation. The giving of the Proxy will not affect your right to vote in person if you later should find it convenient to attend the meeting. The Proxy will be voted in accordance with the specifications made.

      The Company will bear the entire cost of preparing, assembling, printing, and mailing this Proxy Statement, the Proxy, and any additional material which may be furnished to shareholders by the Company. Copies of solicitation material may be furnished to brokerage houses, fiduciaries, and custodians to forward to their principals, and the Company may reimburse them for their expenses in so doing. The Company does not expect to pay any commission or remuneration to any person for solicitation of proxies.

      This Proxy Statement and the Proxy are being mailed to shareholders on or about May 25, 2001.

      Solicitation may be made by mail, personal interview, telephone, and telegraph by officers and regular employees of the Company.

      The close of business on May 14, 2001, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company at May 14, 2001, consisted of 8,470,525 shares of no par value Common Stock. Shareholders representing a majority of outstanding Common Stock must be present in person or by proxy to constitute a quorum at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

      In voting for the election of Directors, shareholders do not have the right to cumulate their votes.

            A plurality of the votes cast in person or by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of votes cast at the Annual Meeting is required for ratification of Ernst & Young LLP as auditors for the year ending January 31, 2002 and the approval of such other matters as may properly come before the Annual Meeting.

      Abstention and broker non-votes have the same effect as votes against proposals presented to shareholders other than the election of directors. They have no effect on the election of directors. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.


                     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following tabulation indicates as of May 14, 2001, those persons known to the Company to be beneficial owners of five percent or more of the Company's Common Stock.

                                              Number of Shares       Percent of
Name and Address of Beneficial Owner         Beneficially Owned         Class
------------------------------------         -------------------        -----
Aaron Cohen...............................       1,219,885 (1)          14.3%
  24007 Ventura Boulevard
  Calabasas, California 91302

Jack Lin..................................       1,053,094 (1)          12.3%
  24007 Ventura Boulevard
  Calabasas, California 91302

Marvin Hoffman............................         896,170 (1)          10.6%
  24007 Ventura Boulevard
  Calabasas, California 91302

Luis A. and Jacqueline E. Hernandez (2)...         430,425               5.1%
   3069 Misty Harbor
   Las Vegas, Nevada 89117

-------------
(1) Includes shares covered by options that are exercisable within 60 days as follows: Cohen 35,575, Lin 58,152 and Hoffman 19,792.

(2) This information is based on a Schedule 13D filed with the Securities and Exchange Commission on or about November 13, 1995.

      To the knowledge of management, no other person owns beneficially as much as 5% of the outstanding stock of the Company. The tabulation under "Nomination and Election of Directors" indicates the number of shares owned beneficially by each nominee as of the record date. The directors and executive officers of the Company, as a group (18 persons), owned beneficially as of the record date a total of 4,109,043 shares, or 45.2% of the outstanding stock.

                       Proposal 1. ELECTION OF DIRECTORS

      The Board of Directors of the Company currently consists of eleven members, who are divided into two classes of four directors and one class of three directors. Directors are elected for terms of three years. At the Annual Meeting, the term of office of the Class II directors will expire and four directors will be elected to serve for a term of three years and until their respective successors are elected.

      The Board intends to cause the nomination of the four persons named below for election as Class II directors. The directors will be elected by the holders of the Common Stock. The persons named as proxy holders in the accompanying form of proxy have advised the Company that they intend at the Annual Meeting to vote the shares covered by proxies held by them for the election of the nominees named below. If any or all of such nominees should for any reason become unable to serve or for good cause will not serve, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees, and for such lawful term or terms, as the Board may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter. The Board of Directors has no reason to believe the nominees named, or any of them, will be unable to serve if elected.

      All of the Class II nominees, except for Donald Tringali, were elected members of the Board of Directors by the shareholders at the 1998 annual meeting of shareholders. Mr. Tringali was appointed to the Board on June 25, 1999, to fill a vacancy. No arrangement or understanding exists between any of the nominees and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

      On February 5, 2001, General Aloysius Casey, Chairman of the Board, retired. The vacancy on the Board created by his retirement was filled by the appointment of Sheldon Fechtor. Mr. Fechtor is a Class III director and he will stand for election at the 2002 annual meeting of shareholders.

      The names of the nominees for Class II directors and the Class I and Class III directors who will continue in office after the Annual Meeting until the expiration of their respective terms, together with certain information regarding them, including the amount of Common Stock beneficially owned by them, are as follows:

                                                                                                        Common Stock
                                                                                                       of the Company
                                                                                                        Beneficially
                                                                                Director  Year Term     Owned as of         Percent
           Name                        Age           Position or Office           Since  Will Expire   May 14, 2001 (1)     of Class
--------------------------------       ---  ---------------------------------     -----  -----------   ----------------     --------
Nominees for Class II Directors
-------------------------------
Aaron Cohen                            64   Vice Chairman of the Board and         1997     2004*        1,219,885           14.3%
                                            Senior Vice President, Corporate
                                              Development
Arthur Edelstein                       63   Senior Vice President of the Company   1980     2004*          373,044            4.4%
Ralph Clements                         68   President of Clements and Associates   1975     2004*            2,384             **
Donald Tringali                        43   Management Consultant                  1999     2004*           23,120             **

Directors Continuing in Office:
-------------------------------

Class I Directors
-----------------
Richard Short                          58   Senior Vice President of the Company   1988     2003           130,087            1.5%
William Traw                           63   Senior Vice President of the Company   1988     2003            97,262            1.1%
William McGinnis                       42   President and Chief Operating Officer  1994     2003            69,816             **
                                              of the Company
Marvin Hoffman                         67   Senior Vice President and Chief        1999     2003           896,170           10.6%
                                              Information Officer of the Company

Class III Directors
-------------------
Jack Lin                               68   Chairman of the Board and Chief        1975     2002         1,053,094           12.3%
                                              Executive Officer of the Company
Robert Lin                             43   Founder, President and Chief           1988     2002           107,755            1.3%
                                              Executive Officer of MTI-Marketing
                                              Techniques, Inc.
Sheldon Fechtor                        68   Retired Founder and Chief Executive    2000     2002             5,000             **
                                              Officer of Fechtor, Detwiler & Co.

*     If elected at the annual meeting
**    Less than 1%

(1)   Includes shares covered by options exercisable within 60 days, as follows:
      Clements, 1875; Edelstein, 72,950; Cohen, 35,575; Short, 62,125; Traw, 58,375; McGinnis, 41,125; J. Lin, 58,152; R. Lin, 3,750 and Hoffman,
      19,792.


      Mr. Clements has been President of Clements and Associates, a Sherman Oaks, California financial and economic consulting firm, for more than five years.

      Mr.  Cohen is a  founder,  Vice  Chairman  of the  Board and  Senior  vice
President in charge of Corporate Development of the Company. He has been associated with the Company since 1961.

      Mr. Edelstein is Senior Vice President of the Company and has been associated with the Company continuously since 1962.

      Mr. Sheldon Fechtor is the founder and was for over 36 years Chief Executive Officer of Fechtor, Detwiler & Co., a New England based regional investment banking and brokerage firm. Mr. Fechtor retired in February, 2000.

      Mr. Hoffman is Senior Vice President and Chief Information Officer of the Company. He has been associated with the Company since 1998. Mr. Hoffman is the founder and President of XXCAL, Inc. and has been associated with XXCAL, Inc. since 1977. Mr. Hoffman currently serves on the board of directors of Rainbow Technologies, Inc., a manufacturer of computer network security products.

      Mr. Jack Lin is a founder, Chairman of the Board and Chief Executive Officer of the Company and has been associated with the Company continuously since 1961.

      Mr. Robert Lin is the founder, and has been the President and Chief Executive Officer of MTI-Marketing Techniques, Inc. a privately-owned manufacturer and distributor of products for the advertising specialty and premium markets, for more than five years. Robert Lin is the son of Jack Lin.

      Mr. McGinnis is President and Chief Operating Officer of the Company. He has been associated with the Company since 1980.

      Mr. Short is Senior Vice President of the Company and has been associated with the Company continuously since 1975.

      Mr. Traw is Senior Vice President of the Company and has been associated with the Company continuously since 1963.

      Mr. Tringali is a management consultant. From June 1996 until February 2001, Mr. Tringali served as Executive Vice President of Telemundo Network Group, LLC.

      The Board of Directors of the Company held five regular meetings during the last fiscal year.

      The Company's Board of Directors has an Audit Committee consisting of Messrs. Clements, Tringali and Fechtor. The function of the Audit Committee is to meet with the independent certified public accountants engaged by the Company to review (a) the scope and findings of the annual audit, (b) accounting policies and procedures and the Company's financial reports, and (c) the internal controls employed by the Company. The Audit Committee held two meetings during the year.

      The Compensation Committee of the Board of Directors considers and makes recommendations to the Board of Directors on salaries, bonuses, stock options and other forms of compensation for the Company's executive officers. The Compensation Committee currently consists of Messrs. Clements, Tringali and Fechtor. The Compensation Committee met twice during the year.

      The Nominating Committee, which currently consists of Messrs. J. Lin, Tringali and R. Lin, selects nominees for election to the Board of Directors. The Nominating Committee met twice during the year.

      Employee-directors receive no additional compensation for serving on the Board. For fiscal year 2001, prior to his retirement in December 2000, General Casey was paid $41,086 in his capacity as Chairman of the Board. For the portion of fiscal 2001 during which he served as a director, Mr. Fechtor was paid an annual retainer fee of $5,703. Each of the other directors received $11,406 in annual retainer fees. Directors are also reimbursed for expenses which they reasonably incur in the performance of their duties as directors of the Company. During the fiscal year ended January 31, 2001, the Company paid $51,405 to Mr. Clements and $12,900 to Mr. Tringali for consulting services.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ITS NOMINEES FOR CLASS II DIRECTORS


                             EXECUTIVE COMPENSATION

      The following information is furnished with respect to the Chief Executive Officer and the other most highly compensated executive officers of the Company whose aggregate direct remuneration from the Company during the fiscal year ended January 31, 2001 exceeded $100,000.

                                                     SUMMARY COMPENSATION TABLE
                                                                                 Long Term Compensation
                                                                                 ----------------------
                                     Annual Compensation                               Awards                     Payouts
                                     -------------------                       ------------------------  ---------------------------
Name and Principal                                            Other Annual     Restricted Stock Options/     LTIP       All Other
       Position               Year   Salary ($)  Bonus ($) Compensation ($)(1)  Award(s) ($)    SARs (#) Payouts ($) Compensation($)
-----------------------------------------------  --------- -------------------  ------------    -------- ----------- ---------------
Jack Lin                      2001    345,479        0              0                 0            0          0             0
 Chairman of the Board and    2000    322,512        0              0                 0            0          0             0
 Chief Executive Officer      1999    339,836     50,000            0                 0            0          0             0

William C. McGinnis           2001    184,992        0              0                 0            0          0             0
 President and Chief          2000    122,508        0              0                 0            0          0             0
 Operating Officer            1999    110,000     21,000            0                 0            0          0             0

Aaron Cohen                   2001    196,720        0              0                 0            0          0             0
 Senior Vice President and    2000    198,076        0              0                 0            0          0             0
 Vice Chairman of the Board   1999    155,650     21,000            0                 0            0          0             0

Arthur Edelstein              2001    195,378        0              0                 0            0          0             0
 Senior Vice President        2000    199,098        0              0                 0            0          0             0
                              1999    205,961     31,000            0                 0            0          0             0
Marvin Hoffman (2) (3)        2001    249,228        0              0                 0            0          0             0
 Senior Vice President and    2000       0           0              0                 0            0          0             0
 Chief Information Officer    1999       0           0              0                 0            0          0             0

(1) Does not include perquisites or personal benefits which are the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named Executive Officer.

(2) At January 31, 2001, the Company owed Mr. Hoffman $38,818 pursuant to a demand note which was on the books of XXCAL, Inc. when XXCAL, Inc. was acquired by the Company. The demand note accrues interest on the unpaid principal balance at 9% per annum, payable monthly.

(3) Prior to its termination on March 31, 2001, Marvin Hoffman was a party to an Employment Agreement dated April 1, 1984 and amended April 11, 1991 (the "Agreement"). The Agreement was assumed by the Company pursuant to the acquisition of XXCAL, Inc. Pursuant to the terms of the Agreement, Mr. Hoffman was paid an annual salary of $130,000, or such other higher figure as the board of directors may approve based on Company performance. The Agreement provides for an annual bonus of 60% of the total bonuses paid to the XXCAL, Inc. key employees. No bonus was paid to Mr. Hoffman for the year ended January 31, 2001. Under the terms of the Agreement, Mr. Hoffman and the members of his family were entitled to participate in the Company's medical, disability, dental and other benefit programs provided from time to time by the Company.


                      REPORT OF THE COMPENSATION COMMITTEE

      During the fiscal year ended January 31, 2001, the Compensation Committee of the Board of Directors (the "Compensation Committee") was composed of Messrs. Clements and Tringali, who are independent, non-employee directors, along with General Casey, prior to his retirement on December 8, 2000. Mr. Fechtor, also an independent, non-employee director, has been appointed by the Board to fill the vacancy on the Compensation Committee created by General Casey's retirement. See the description of the Compensation Committee functions above.

      Compensation Policies. Policies governing the compensation of the Company's executives are established and monitored by the Compensation
Committee. All decisions relating to the compensation of the Company's executives during 2001 were made by the Compensation Committee.

     In administering its compensation program, the Compensation Committee follows its belief that compensation should reflect the value created for shareholders while supporting the Company's strategic goals. In doing so, the compensation programs reflect the following themes:

      1. The Company's compensation programs should be effective in attracting, motivating, and retaining key executives;

      2. There should be a correlation of the compensation awarded to an executive, the performance of the Company as a whole, and the executive's individual performance;

      3. The Company's compensation programs should provide the executives a financial interest in the Company similar to the interests of the Company's shareholders; and

      4. The Company's compensation program should strike an appropriate balance between short and long term performance objectives.

Elements of Compensation Programs

      At least annually, the Committee reviews the Company's executive officer compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. The three basic components of the program, each of which is intended to serve the overall compensation philosophy, are as follows:

      Base Salary - Base salary levels are, in part, established through comparisons with companies of similar size engaged in the same or similar business as that of the Company. Actual salaries are based on individual performance of the executive officer within the salary range reflecting job evaluation and market comparisons. Base salary levels for executive officers are reviewed annually and established within a range deemed by the Committee to be reasonable and competitive. The Committee recommended increases and decreases in base salary for the executive officers in fiscal 2001.

      Annual Incentives - The Company's executive officers are eligible to participate in the annual incentive compensation program whose awards are based on the attainment of certain operating and individual goals. The objective of this program is to provide competitive levels of compensation in return for the attainment of certain financial objectives that the Committee believes are primary factors in the enhancement of shareholder value. In particular, the program seeks to focus the attention of executive officers towards earnings growth. Bonuses for executive officers of the Company under this program are intended to be consistent with targeted awards of companies of similar size and engaged in the same or similar business as that of the Company. Actual awards are subject to adjustment up or down, at the discretion of the Committee, based on the Company's overall performance. For fiscal 2001, the Compensation Committee did not award bonuses to executive officers.

      Long-term Incentives - As an important element in retaining and motivating the Company's senior management, the Committee believes that those persons who have substantial responsibility for the management and growth of the Company should be provided with an opportunity to increase their ownership of Company stock. Therefore, executive officers and other key employees are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The number of stock options granted to executive officers is based on various factors, including the respective scope of accountability, strategic and operational goals and anticipated performance and contributions of the individual executive.

Chief Executive Officer's Compensation

      Mr. J. Lin's compensation is determined pursuant to the principles noted above. The Committee, in considering his compensation for fiscal 2001, reviewed his existing compensation arrangements, comparable compensation for chief executive officers of other companies and the performance of both Mr. J. Lin and the Company. The Committee made the following determinations regarding Mr.
J. Lin's compensation:

      Based upon Mr. J. Lin's and the Company's fiscal 2001 performance, the Company did not increase Mr. J. Lin's base salary.


                                                COMPENSATION COMMITTEE

                                                Ralph Clements
                                                Donald Tringali

Policy with Respect to Internal Revenue Code Section 162(m).

      In 1993, the Internal Revenue Code of 1986 (the "Code") was amended to add
Section 162(m). Section 162(m), and regulations thereunder adopted in 1995, place a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's most highly compensated officers. Section 162(m) does not, however, disallow a deduction for qualified "performance-based compensation" the material terms of which are disclosed to and approved by shareholders. At the present time, the Company's executive officer compensation levels are substantially below the $1,000,000 pay limit and the Company believes that it will most likely not be affected by the regulation in the near future. Where appropriate in light of specific compensation objectives, the Board intends to take necessary actions in the future to minimize the loss of tax deductions related to compensation.


                      INFORMATION CONCERNING STOCK OPTIONS

      The following table sets forth certain information at January 31, 2001 and for the fiscal year then ended with respect to stock options granted to the individuals named in the Summary Compensation Table above. No stock appreciation rights have been granted and no options have been granted at an option price below fair market value on the date of the grant.

                                         OPTION GRANTS IN THE LAST FISCAL YEAR
                                                                                                    Potential Realizable Value
                                                                                                      at Assumed Annual Rates
                                                                                                       of Stock Appreciation
                                          Individual Grants                                           for the Option Term (1)
                    ------------------------------------------------------------------            ----------------------------------
                       Number of
                       Securities         % of total                                               At 0%         At 5%      At 10%
                       Underlying        Options/SAR's      Exercise or                            Annual       Annual      Annual
                      Options/SAR's     Granted to all      Base Price     Expiration              Growth       Growth      Growth
Name of  Executive      Granted            Employees         Per Share        Date                  Rate         Rate        Rate
------------------    -------------     --------------      -----------    ----------              ------       ------      --------
Jack Lin               25,000 (3)           5.11%            $3.3000       09/19/2010                -          $ 51,884   $131,484

William McGinnis       35,000 (2)(3)        7.15%            $2.5630       12/06/2010                -          $ 56,415   $142,967
                       25,000 (3)           5.11%            $3.0000       09/19/2010                -          $ 47,167   $119,531

Aaron Cohen            10,000 (3)           2.04%            $3.3000       09/19/2010                -          $ 20,754   $ 52,594

Arthur Edelstein       15,000 (3)           3.06%            $3.0000       09/16/2010                -          $ 28,300   $ 71,718

Marvin Hoffman         10,000 (3)           2.04%            $3.3000       09/19/2010                -          $ 20,754   $ 52,594

-------------

(1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any on stock option exercises or stock holdings are dependent on the future performance of the stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(2) Includes 25,244 non-qualified options at $2.563 per share, 9,756 incentive stock options at $2.563 per share.

(3) All options become exercisable at 25% per year, starting nine years prior to expiration date.


      The following table sets forth information concerning the exercise of stock options during the fiscal year ended January 31, 2001 by each of the named executive officers and the fiscal year end spread on unexercised "in-the-money" options.

                                        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                    AND FY-END OPTION/SAR VALUE
                                                                       Number of Unexercised            Value of Unexercised
                                                                            In-the money                    In-the-money
                                                                           Options/SARs                     Options/SARs
                                                                             at FY-End                     at FY-End($)(1)
                                                                  -----------------------------    --------------------------------
                         Shares Acquired          Value
        Name               on Exercise           Realized
        ----                   (#)                ($) (2)         Exercisable     Unexercisable      Exercisable     Unexercisable
                         ---------------         ---------        -----------     -------------      -----------     -------------
Jack Lin                      -                   -                 18,724          40,441            58,841          130,213
William McGinnis              -                   -                 24,875          65,625            70,344          182,969

Aaron Cohen                   -                   -                  6,000          10,000            17,250           33,000

Art Edelstein                 -                   -                 51,500          22,500           141,500           69,375

Marvin Hoffman                -                   -                  3,125          10,000            11,172           33,000


(1) Market Value of underlying securities at exercise date, minus the exercise or base price of "in-the-money" options/SARs. "Value Realized" is on a pre-tax basis.

(2) Represents the difference between the closing price of the Company's Stock on January 31, 2001 and the exercise of the options.

                          STOCK PRICE PERFORMANCE GRAPH


      The following graph shows a five-year comparison of cumulative total returns on investment for the Company, the Russell 2000 Index and the S&P Technology Sector (formerly S&P High Tech Composite) Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

National Technical Sys Inc (NTSC)

                                                           Cumulative Total Return
                                      ----------------------------------------------------------------
                                         1/96     1/97       1/98       1/99       1/00       1/01
NATIONAL TECHNICAL SYSTEMS, INC.         100     107.31     308.05     217.22     189.89     159.33

RUSSELL 2000                             100     118.95     140.45     140.91     165.92     172.05

S & P TECHNOLOGY SECTOR                  100     154.85     187.13     350.09     485.89     369.64


                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      The Company's officers, directors and consultants are required to file initial reports of ownership and reports of change in ownership with the Securities and Exchange Commission. Officers and directors are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on information provided to the Company by individual officers, directors and consultants, the Company believes that during fiscal 2001 all filing requirements applicable to officers and directors have been complied with.


                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors is composed of three directors who are independent directors as defined under the rules of the National Association of Securities Dealers, Inc. The Audit Committee operates under a written charter adopted by the Board of Directors in 2000, a copy of which is included as Appendix A to this Proxy Statement.

      The Audit Committee recommends to the Board of Directors the appointment of the independent auditors, reviews the scope of audits, reviews significant changes to the Company's accounting principles and practices, reviews significant issues encountered in the course of audit work related to the adequacy of internal controls and reviews the scope and results of procedures for internal auditing.

      The Audit Committee reviewed and discussed the audited financial statements with management of the Company and representatives of Ernst & Young LLP. The discussions with Ernst & Young LLP included the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee received the written disclosures and the letter regarding independence from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 and discussed with Ernst & Young LLP their independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2001 for filing with the Securities and Exchange Commission.

      The Audit Committee also recommended to the Board, and the Board has appointed, Ernst & Young LLP to audit the corporation's financial statements for Fiscal 2002, subject to shareholder notification of that appointment.

                                   AUDIT COMMITTEE

                                   Ralph Clements
                                   Sheldon Fechtor
                                   Donald Tringali



                      Proposal 2. RATIFICATION OF AUDITORS

      Based on the recommendation of the Audit Committee, the Board of Directors has selected Ernst & Young LLP as auditors for the Company for the year ending January 31, 2002. That firm became auditors for the Company during the fiscal year ended January 31, 1990.

      The following table sets forth the fees billed or expected to be billed for in Fiscal 2001.


               Fees Billed
               -----------

               Audit Fees.......................................$172,350

               Financial Information Systems
                     Design and Implementation Fee..............    -

               All Other Fees...................................$ 48,931

      Representatives of Ernst & Young LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from shareholders at the meeting.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

                                  OTHER MATTERS

      Management is not aware of any other matters to be presented for action at the meeting or any adjournment thereof. However, if any matters come before the meeting, it is intended that shares represented by Proxy will be voted in accordance with the judgment of the persons voting them.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      Any proposals of shareholders intended to be presented at the next annual meeting (to be held in June 2002) must be received by the Company at its principal executive office located at 24007 Ventura Boulevard, Calabasas, California 91302, not later than January 24, 2002.

                                   APPENDIX A

                        National Technical Systems, Inc.

                             Audit Committee Charter



Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee and at least one member shall have accounting or related financial management expertise.


Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.


Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.





                                                                             A-1

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.


 .     The committee  shall have a clear  understanding  with  management and the
      independent   auditors  that  the  independent   auditors  are  ultimately
      accountable to the board and the audit committee,  as  representatives  of
      the  Company's  shareholders.   The  committee  shall  have  the  ultimate
      authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

 .     The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present to discuss the results of their examinations.

 .     The  committee  shall  review  the  interim   financial   statements  with
      management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

 .     The committee shall review with  management and the  independent  auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.










                                                                             A-2

P R O X Y



                      NATIONAL TECHNICAL SYSTEMS, INC.
         BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                     Wednesday, June 27, 2001 at 10:00 a.m.






      The undersigned hereby appoints Jack Lin and William McGinnis, and each of them, attorneys and agents with power of substitution, to vote, as designated below, all stock of the undersigned at the above meeting and at any adjournment or adjournments thereof.


(1)   Election of Directors

            FOR all nominees listed below     WITHHOLD AUTHORITY
            (except as marked to the          to vote for all nominees
            contrary below)         [  ]      listed below      [  ]

         Aaron Cohen, Arthur Edelstein, Ralph Clements, Donald Tringali

      (INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
          -------------------------------------------------------------


(2) To ratify the selection of Ernst & Young LLP as auditors for the fiscal year ending January 31, 2002.

                  FOR [  ]          AGAINST [  ]      ABSTAIN [  ]


(3) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.








                                   (OVER)

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR RATIFICATION OF THE SELECTION OF ERNST& YOUNG AS AUDITORS.

                                        Dated _______________________, 2001


                                        -----------------------------------
                                        Signature of Shareholder

                                        -----------------------------------
                                        Signature of Shareholder

                                        Please sign exactly as your name appears
                                        hereon. Please date, sign and return the
                                        Proxy promptly in the enclosed envelope.
                                        When  signing  as  attorney,   executor,
                                        administrator,   trustee  or   guardian,
                                        please give full title. If the signature is for a corporation, please sign full corporate name by authorized officer. If the shares are registered in more than one name, all holders must sign